AIMCO OVERVIEW
NYSE: AIV

Aimco
CREATING VALUE

Total Shareholder Return

Aimco (AIV)
Year-to-date 7.8%
Since Spin-off 54.6%

FTSE Nareit Equity Residential Index
Year-to-date 12.1%
Since Spin-off 35.1%

***As of October 31, 2024**

Stabilized Portfolio
Diversified portfolio in markets projected, on average, to deliver upper quartile revenue growth over next five years

US markets / residential units	8 / 5,600
3Q 2024 Annualized NOI	$110M
Avg monthly revenue per apartment home	$2,415
New customer rent / income ratio	< 20%
Urban / suburban mix (% of NOI)	20% / 80%
2024 Revenue growth guidance	+3.75% - +4.25%

Boston 46% / Chicago 28% / New York 4%
SE Florida 15% / Other 7%

Active Development Projects
Multifamily developments in lease-up are on track to create substantial value upon stabilization

# of units	1,047
Commercial space	121K sf
Total direct costs of development projects in lease-up	$642M
Total direct costs of development projects under construction	$240M
2024 AIV equity funding	~$5M
NOI at stabilization	$62M

SE Florida 27% / CO Front Range 8%
DC Metro 59% / Other 6%

Future Development Pipeline
Large and attractive opportunity set, new starts to be primarily funded through third party capital

Potential residential units	~ 5,800
Potential commercial space	~ 1.7M sf
2024 Planning costs	~$4M
2024 Expected Monetizations (AIV Share)	$14M
Targeted AIV equity contribution of total development cost	10% - 15%
Targeted NOI yield spreads	150 – 200 bps

SE Florida 77% / CO Front Range 19%
DC Metro 4% / Other 0%

Balance Sheet
Ample liquidity, protection against interest rate volatility, and limited near-term maturities

Cash on hand and capacity on revolving credit facility	$260M
Debt maturities through May 2026 (inclusive of extension options and planned sales)	None
Percentage of Aimco debt either fixed rate or hedged	100%
Weighted average cost of fixed-rate debt on stabilized apartment portfolio	4.26%
Mark-to-market on leverage	$43M

Capital Allocation
Committed to prudent capital allocation that maximizes total shareholder returns over time

Announced dispositions	1001 Brickell Bay Drive The Yacht Club The Hamilton 3333 Biscayne Blvd
Targeted use of proceeds	Retire associated liabilities Return of capital to stockholders Select new investments
Shares repurchased since 2022 (through Oct 2024)	14M / $106M

Corporate Responsibility
Committed to stockholder friendly governance, our team, and the communities in which we operate

- Highly regarded and reconstituted Board with an average tenure of only three years ✓
- Aimco's Board has implemented shareholder friendly policies, achieving an ISS governance score of 1 (highest possible) ✓
- Record team engagement, Healthiest Employers Awards, and volunteerism through Aimco Cares ✓
- Development projects are being built to LEED and Fitwel standards ✓

Source: Green Street, Factset, and Company Records. As of September 30, 2024, unless otherwise noted.

CONTENTS PRESENTATION TOPICS Stabilized Portfolio & Results Strong stabilized operating performance with YTD NOI up 4.0% through the third quarter and blended lease-to-lease up 3.7% through October. Development & Redevelopment Aimco is leasing-up more than 930 apartment homes that are expected to produce approximately $40M of annual NOI when stabilized. Balance Sheet, Portfolio & Capital Allocation Progressing planned asset sales to unlock value and consolidate the portfolio. Aimco plans to prudently allocate capital and currently favors the return of capital to shareholders, sourced from cash on hand and planned asset sales. Value Proposition Continued value creation with opportunities to narrow the gap between share price and net asset value. 2 1 3 4 Oak Shore Corte Madera, CA Elm Creek Apartments Elmhurst, IL

STABILIZED PORTFOLIO

Stabilized Portfolio & Results | Development & Redevelopment | Balance Sheet, Portfolio & Capital Allocation | Value Proposition

REAL ESTATE INVESTMENTS

Aimco owns a portfolio of 21 stabilized apartment communities with 5,600 apartment homes diversified by geography and price point.

PERCENT OF STABILIZED OPERATING NOI

BY MARKET



Other, 7%
SE Florida 15%
New York, 4%
Boston, 46%
Chicago, 28%

URBAN vs. SUBURBAN



Urban, 20%
Suburban, 80%

PORTFOLIO STATS

64%	26%	10%	19%	$2,415
Class B	Class C+	Class A	3Q Rent-to-Income Ratio	3Q Avg Monthly Revenue per Apartment Home

SELECT STABILIZED OPERATING COMMUNITIES



Royal Crest Estates (Nashua)
902 Units – Nashua, NH



Evanston Place
190 Units – Evanston, IL



The Milan
42 Units – New York, NY



Plantation Gardens
372 Units – Plantation, FL



Hyde Park Tower
155 Units – Chicago, IL



Wexford Village
264 Units – Worcester, MA

Source: Company Records
Class A refers to apartment communities with rents >120% of local market average
Class B refers to apartment communities with rents between 90% and 120% of local market average
Class C refers to apartment communities with rents less than 90% of local market average

Aimco CREATING VALUE
5

STABILIZED PORTFOLIO REAL ESTATE INVESTMENTS Source: Green Street, Company Records Aimco’s Stabilized NOI is earned by apartment communities located in markets with forecast compounded annual revenue growth rate of +3.3% over the next four-year period. 70 bps higher than the average of Green Street’s Top 50 markets and 140 bps higher than the average of a Sunbelt portfolio. THIRD-PARTY MARKET REVENUE GROWTH FORECAST Year End 2024 Indexed to 100

3Q 2024 YTD RESULTS Full Year 2024 OUTLOOK 97.0% Average Daily Occupancy 3.75% - 4.25% Stabilized Revenue Growth 4.7% Revenue Growth 5.50% - 6.50% Stabilized Expense Growth 4.0% NOI Growth 2.50% - 3.75% Stabilized NOI Growth STABILIZED PORTFOLIO PERFORMANCE METRICS Source: Company Records October 2024 results are preliminary The mid-point of our revenue guidance is now up 125 bps, and our NOI mid-point is up more than 200 bps from our beginning of year expectations. Blended lease-to-lease +3.7% NOTES / UPDATE +60bps Average Daily Occupancy YTD October 2024 Average Daily Occupancy Year-over-year increase 97.1%

DEVELOPMENT TRACK RECORD Source: Company Records, as of 2Q 2024 9 Development and Land Portfolio $ in millions $1.1Bn of development projects constructed or stabilized on plan since 2020. $0.7Bn of development projects and land assets monetized at accretive valuations since 2020. $0.6Bn of planned construction completions, and one new project start, in 2024. Future run rate of development activity and exposure to land holdings is expected to be ~50% lower than prior four-year average and funded primarily with 3rd party capital. Values presented are based on year end financial statements or Aimco’s current expectations.

MULTIFAMILY DEVELOPMENTS IN LEASE-UP Sources: Company Records, estimates as of October 2024. Graphic above is representative of a typical project lifecycle and is not intended to be used as a forecast for any current Aimco project. Strathmore Square Bethesda, MD 220-Unit Phase I Development Construction complete, 68 units leased or pre-leased at rates ahead of underwriting Upton Place Washington D.C. 689-Unit Mixed Use Development Construction complete, 296 homes leased or pre-leased at rates ahead of underwriting & 105K sf of commercial space 90% leased Aimco is actively leasing-up more than 930 apartment homes which are expected to produce approximately $40M of annual NOI when fully stabilized. Oak Shore Corte Madera, CA 24-Home Single Family Rental Development 19 homes complete & 15 units leased or pre-leased at rates ahead of underwriting LAND & CONSTRUCTION LEASE-UP & STABILIZATION FULLY STABILIZED Higher Risk / Discount Rate No/Low Cash Flow Risk Decreases Cash Flow Increases Rapidly Low Risk Cash Flow Growth Moderates Operating Cash Flow Risk / Discount Rate

NEW DEVELOPMENT PROJECT Aimco, in partnership with a leading global investment firm, has commenced construction on a 38-story ultra-luxury waterfront tower in Miami’s Edgewater neighborhood. Aimco contributed the land, pre-development efforts, and ~$5M of equity with its venture partner and construction lender providing commitments to fund the remaining capital. Project Details 34th Street - Edgewater Total Rentable SqFt 291k Total Units 114 Expected Direct Costs $240M Projected Yield on Cost ~7% Projected Initial Occupancy 3Q 2027 Initial Aimco Ownership 44%

Fitzsimons 4 Bioscience Strathmore Phase 2 Aimco Pipeline Investments DEVELOPMENT PIPELINE CURRENT LAND HOLDINGS Aimco expects to fund the vertical construction of SELECT PIPELINE PROJECTS with construction loans, Co-GP and/or LP equity, and limited additional Aimco equity. Consistent with Aimco’s capital allocation strategy, it may choose to MONETIZE CERTAIN PIPELINE ASSETS prior to vertical construction in an effort to maximize value add and risk-adjusted returns. Aimco targets underwritten NOI yields that are +150-200 BPS above the current estimated cap rate. Flagler Village Fort Lauderdale, FL Potential development rendering 300 Broward Flagler Village One Edgewater

BALANCE SHEET STRONG WITH LIMITED EXPOSURE Ample liquidity with access to $110 million of cash on hand and full capacity on its $150 million revolving credit facility  Interest rate protection  with Aimco total debt either fixed-rate or with rate caps currently mitigating all floating rate exposure Weighted average cost of debt including interest rate caps, of 5.82%  Aimco Share, $ in thousands Amount Weighted Avg.  Maturity (Yrs.) [1] Total non-recourse fixed rate debt $ 775,463 7.0 Total non-recourse floating rate debt 89,843 1.5 Total non-recourse construction loan debt 313,193 1.6 Leverage Breakdown [1] Non-recourse property-level debt and construction loans Total non-recourse fixed rate debt Total non-recourse floating rate debt Total non-recourse construction loan debt As of September 30, 2024 [1] Inclusive of contractual extension options and considering debt retirement associated with announced disposition agreements. Transferable, lower-cost, fixed-rate debt weighted average cost of fixed-rate debt of 4.26% with a term of 6.5 years, 90% of which is transferable Weighted Avg.  Maturity (Yrs.) 6.5 3.0 3.4

Aimco plans to continue efforts to consolidate its portfolio through the monetization of alternative and non-core assets, the ‘right-sizing’ of its development program, the sale of its Brickell Assemblage and increased geographic concentration. We believe these actions will lead to broader appeal, and an improved valuation, for the remaining components of the business. PORTFOLIO COMPOSITION Occ. Stabilized Apartment Properties Land & Active Development Alternative & Non-Core Assets Brickell Assemblage Source: Company Records and Estimates

NEAR-TERM SOURCES OF CAPITAL Aimco Share, $ in thousands Amount Weighted Avg.  Maturity (Yrs.) [1] Total non-recourse fixed rate debt $ 775,463 7.0 Total non-recourse floating rate debt 89,843 1.5 Total non-recourse construction loan debt 313,193 1.6 UPDATE ON ANNOUNCED AND PLANNED DISPOSITIONS The Hamilton & 3333 Biscayne Blvd. Status: Under Contract, non-refundable deposit in escrow Closing Timeline: Year-end 2024 Terms & Pricing: All cash sale, $256.5M gross valuation ($203.8M at Aimco’s share) Planned Use of Funds: Retire $110M of associated liabilities, currently carrying an average rate of 8.6%, and return approximately $90M of capital to shareholders in 1Q 2025. The Yacht Club & 1001 Brickell Bay Drive (The Brickell Assemblage) Status: A buyer has been selected and their due diligence is in process Closing Timeline: 2025 Terms & Pricing: Disclosure to be provided pending completion of buyer due diligence and deposit becoming non-refundable. Planned Use of Funds: Retire approximately $160M of associated debt, address deferred tax liability related to the 1001 Brickell Bay Drive asset and return the majority of net proceeds to shareholders.

NEAR-TERM CAPITAL ALLOCATION As Aimco unlocks the value created from prior investments, we currently favor the return of capital to shareholders. In addition, we will maintain balance sheet stability, further consolidate our holdings to stabilized multifamily properties, and operate a right-sized development business. Return of capital to shareholders through common stock repurchases, partnership unit redemptions, and special cash dividends. Since the start of 2022, through August, Aimco has repurchased 14M shares at an average price of $7.51 per share and redeemed more than 260,000 operating partnership units for cash. In 2023, Aimco’s Board of Directors increased the repurchase authorization to 30M shares. Leverage reduction through the retirement of asset-level debt upon completion of planned transactions. Retire the $261M of debt and satisfy the deferred tax liability associated with the assets for sale. Opportunistically consider other leverage reductions. Select new investments which offer the prospect of strong risk-adjusted returns. Aimco anticipates maintaining an active development business but reducing the amount of Aimco capital allocated to development activity in the years ahead. Aimco started one new project and expects to invest ~$4M of Aimco equity into planning in 2024.

Stabilized Portfolio & Results | Development & Redevelopment | Balance Sheet, Portfolio & Capital Allocation | Value Proposition

NET ASSET VALUE

VALUATION BUILDING BLOCKS

Aimco provides a summary of the items needed to support your calculation of an estimate of Net Asset Value (NAV) in Supplement Schedule 8 in our quarterly earnings release. The building blocks of Aimco's valuation as of September 30, 2024, are:

Net Operating Income	
Annualized NOI for Stabilized Apartment Properties [1]	$109.6
Annualized NOI for Other Real Estate [1]	6.5
Annualized NOI for unconsolidated real estate at AIV share [1]	2.3
Projected Annual NOI for Active Development Projects upon Stabilization [1][2]	61.6
Other Net Assets	
Land, Planning and Entitlement Investment at Cost	141.0
IQHQ and Real Estate Tech Funds [3]	17.5
Cash and Equivalents	82.6
Restricted Cash	27.8
Notes receivable [4]	58.2
Fair Value Adjustment on Fixed Rate Debt & Preferred Equity [2]	43.1
Expected proceeds from announced dispositions at Aimco share	203.8
Net Liabilities [5]	
Non-recourse property debt	$854.8
Construction Loans and Preferred Equity Interests	309.5
Loans to be retired upon closing announced dispositions at Aimco share	110.1
Preferred Equity Interests	175.3
Investment Remaining to Complete Active Development Projects	203.2
Other Liabilities, net [6]	148.7
Total shares, units and dilutive share equivalents	150.0
Noncontrolling Interests in Real Estate [7]	

Multifamily "B" Cap Rates for Aimco's Markets per Green Street range from 4.8% to 6.0%

Aimco's 1001 Brickell Bay Drive Office Asset

Aimco forecasts occupancy to stabilize at four of the five projects in 2025 and $44M of NOI to stabilize during 2026

Excludes the 4.25-acre Brickell Assemblage where recent land sales support a valuation $125 - $175M greater than that of the capitalized income value, and pipeline planning and entitlement investment with an estimated value of at least $40M[2]

(1) Annualized 3Q 2024 NOI before 3% management fees.

(2) Aimco estimated values that are not guarantees of future performance or results, actual performance could differ significantly.

(3) Investment value for IQHQ is based on cost, adjusted for any impairment or observable price changes, the Real Estate Tech Funds are valued based on 3Q 2024 GAAP fair value.

(4) Notes receivable presented at book value.

(5) Not included in the above is the tax liability that may be recognized on the disposition of certain assets, primarily Aimco's 1001 Brickell Bay Drive office building, held by Aimco's Taxable REIT Subsidiaries. Aimco's balance sheet includes a $103.2M deferred tax liability and a $4.7M deferred tax asset representing the difference of the tax basis versus the carrying value for GAAP effective tax rates. The tax liability at disposition is most likely lower.

(6) Other Liabilities, net generally consists of Aimco's land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities. Included is a GAAP liability related to the partial interest sale of Aimco's mezzanine loan that is not expected to be incurred.

(7) Amounts presented at 100% ownership exclusive of noncontrolling interests. Aimco estimates this value to be $45M - $55M.

Source: Company Records, Green Street Market Reports

Aimco CREATING VALUE

19

VALUE PROPOSITION COMMITTED TO MAXIMIZING AND UNLOCKING STOCKHOLDER VALUE The Aimco Board of Directors, in coordination with management, remains intently focused on maximizing and unlocking value for Aimco stockholders and continues to engage regularly with several leading advisory firms, including Morgan Stanley & Co. LLC.      Aimco’s announced plans to reduce exposure to development activity and monetize certain assets represent a commitment to simplify the portfolio and unlock embedded value when there are opportunities to do so. These efforts will further improve Aimco’s positioning in the market and provide increased flexibility as the Board of Directors continues its review and consideration of broader strategic actions to maximize stockholder value. In addition, in conjunction with our contemplated asset sales, we will prioritize return of capital to our stockholders as a key component of our capital allocation philosophy. There can be no assurance that the ongoing review will result in any particular transaction or transactions or other strategic changes or outcomes and the timing of any such event is similarly uncertain.  The Company does not intend to disclose or comment on developments related to the foregoing unless or until it determines that further disclosure is appropriate or required. Share Price Performance Since Separation as of 10/31/2024 | indexed to 100

AIMCO TEAM

AIMCO MAINTAINS A TEAM OF HIGHLY ENGAGED AND DEEPLY EXPERIENCED REAL ESTATE PROFESSIONALS

- Executive team has an average Aimco tenure of more than **20 YEARS**
- Development team has collectively built or renovated approximately **$15Bn IN PROJECTS**, including **50K APARTMENT HOMES**, and has an average of more than **22 YEARS** of industry experience
- Capital Markets and Transactions teams have participated in more than **$16Bn OF TRANSACTIONS AND FINANCINGS** and have an average of more than **17 YEARS** of industry experience
- Aimco team had **RECORD ENGAGEMENT SCORE OF 4.74** in 2023



Wesley Powell
Chief Executive Officer



Lynn Stanfield
Chief Financial Officer



Jennifer Johnson
General Counsel & Chief Administrative Officer



Lee Hodges
Southeast Region



Tom Marchant
Tax & FP&A



Matt Konrad
National Transactions



Derek Ullian
Development



Matt Hopkins
Mid-Atlantic Region



Elizabeth “Tizzie” Likovich
Central Region



John Nicholson
Capital Markets & Treasurer



Kelley Babin
Chief Information Officer



Chad Levine
Investment Finance & Asset Management



Kellie Dreyer
Chief Accounting Officer



Matt Foster
Investor Relations & Capital Markets

Aimco
CREATING VALUE

22

Robust governance structure supportive of long-term value creation Board led by an Independent Chair Active board refreshment, with new directors added each of the last 3 years Governance provisions aligned with shareholder interests HIGHLY QUALIFIED BOARD WITH EXPERTISE RELEVANT TO OUR BUSINESS Kirk A. Sykes Co-Managing Partner, Accordia Partners, LLC James P. Sullivan APPOINTED 2022 Former President, Green Street Advisory Group R. Dary Stone Board Chair President and CEO, R. D. Stone Interests Jay Paul Leupp Co-Founder, Managing Partner, Terra Firma Asset Management Sherry L. Rexroad APPOINTED 2023 CFO, Piedmont Office Realty Trust Deborah Smith APPOINTED 2021 Co-Founder and CEO, The Centercap Group Wesley Powell CEO, Aimco Quincy L. Allen Co-Founder and Managing Partner, Arc Capital Partners Patricia L. Gibson Founding Principal and CEO, Banner Oak Capital Partners Key Board Skills Real Estate Investment and Finance Capital Markets Development Property / Asset Management and Operations Accounting and Auditing for Large Business Organizations Marketing and Branding

ASSET LIST

OPERATING APARTMENT COMMUNITIES

Property Name	Location	Apartment Homes
118-122 West 23rd Street	New York, NY	42
173 E. 90th Street	New York, NY	72
237-239 Ninth Avenue	New York, NY	36
1045 on the Park Apartments Homes	Atlanta, GA	30
2200 Grace	Lombard, IL	72
Bank Lofts	Denver, CO	125
Bluffs at Pacifica, The	Pacifica, CA	64
Eldridge Townhomes	Elmhurst, IL	58
Elm Creek	Elmhurst, IL	400
Evanston Place	Evanston, IL	190
Hillmeade	Nashville, TN	288
Hyde Park Tower	Chicago, IL	155
Plantation Gardens	Plantation ,FL	372
Royal Crest Estates	Warwick, RI	492
Royal Crest Estates	Nashua, NH	902
Royal Crest Estates	Marlborough, MA	473
Waterford Village	Bridgewater, MA	588
Wexford Village	Worcester, MA	264
Willow Bend	Rolling Meadows, IL	328
Yorktown Apartments	Lombard, IL	292

PARTNERSHIP OWNED

Property Name	Location	Apartment Homes
Casa del Hermosa	La Jolla, CA	41
Casa del Mar	La Jolla, CA	30
Casa del Norte	La Jolla, CA	34
Casa del Sur	La Jolla, CA	37

DEVELOPMENTS AND REDEVELOPMENTS

Property Name	Location	Units
Oak Shore	Corte Madera, CA	24
Upton Place	Washington, DC	689
Strathmore Square Phase 1	Bethesda, MD	220
34th Street	Miami, FL	114

DEVELOPMENT LAND

Property Name	Location	Acres
300 Broward	Fort Lauderdale, FL	2.31
One Edgewater	Miami, FL	0.50
CU Anschutz Campus Holdings	Aurora, CO	9.96
Flagler Village	Fort Lauderdale, FL	8.80
Flying Horse	Colorado Springs, CO	7.45
Strathmore Square Phase 2	Bethesda, MD	1.35

NON-CORE & ALTERNATIVE INVESTMENTS

Investment Name	Investment Type
The Benson Hotel & Faculty Club	Non-Core Real Estate
IQHQ	Passive Equity
Parkmerced	Mezzanine Loan
RE Tech Funds	Passive Equity

PLANNED / ANNOUNCED DISPOSITIONS

Property Name	Location
1001 Brickell Bay Drive	Miami, FL
Yacht Club at Brickell	Miami, FL
The Hamilton	Miami, FL
3333 Biscayne	Miami, FL

Aimco
24

NON-GAAP RECONCILIATION

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this report to Aimco's consolidated GAAP amounts are provided below.

Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements as presented herein and on Supplemental Schedule 6 of Aimco's quarterly earnings release and supplemental schedules.

Segment NOI Reconciliation	**Nine Months Ended (in thousands)**			
	September 30, 2024		**September 30, 2023**	
Total Real Estate Operations	**Revenues, Before Utility Reimbursements**	**Expenses, Net of Utility Reimbursements**	**Revenues, Before Utility Reimbursements**	**Expenses, Net of Utility Reimbursements**
Total (per consolidated statements of operations)	$ 154,508	$ 67,093	$ 137,643	$ 54,648
Adjustment: Utilities reimbursement	(5,224)	(5,224)	(4,544)	(4,544)
Adjustment: Other Real Estate	(14,762)	(10,087)	(12,053)	(7,554)
Adjustment: Non-stabilized and other amounts not allocated [2]	(17,900)	(16,244)	(9,642)	(9,122)
Total Stabilized Operating (per Schedule 6)	$ 116,622	$ 35,538	$ 111,404	$ 33,428

OTHER LIABILITIES, NET: Other liabilities, net, as presented herein and on in Aimco's Earnings Release on Supplemental Schedule 8, Net Asset Value Components, generally consists of the Aimco's development land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities, net of interest rate options and other assets, excluding the fair value of Aimco's investments in IQHQ and real estate technology funds.

Other liabilities, net as of September 30, 2024, as presented in Supplemental Schedule 8, Net Asset Value Components, is calculated as follows (in millions):

Accrued Liabilities and Other (per Consolidated Balance Sheet)	**$ 125.1**
Lease liabilities - finance leases (per Consolidated Balance Sheet)	**121.3**
Other assets, net (per Consolidated Balance Sheet)	**(103.2)**
Total	**143.2**
Reduction in assets (reported elsewhere on Schedule 8):	
IQHQ and Real Estate Tech Funds	17.5
Unconsolidated real estate partnerships	20.9
Reduction in liabilities (GAAP amount not reflective of value):	
Mezzanine Investment - Participation Sold	(32.9)
Other liabilities, net (per Schedule 8)	**$ 148.7**

Aimco
CREATING VALUE
25

FORWARD LOOKING STATEMENT This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding our future plans and goals, including our pipeline investments and projects, our plans to eliminate certain near term debt maturities, our estimated value creation and potential, our timing, scheduling and budgeting, projections regarding lease growth, our plans to form joint ventures, our plans for new acquisitions or dispositions, our strategic partnerships and value added therefrom, and changes to our corporate governance. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Aimco that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statement. Important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2024 plans and goals and future estimates and targets may not be completed, as expected, in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, and (iii) changes in general economic conditions, including, increases in interest rates and other force-majeure events. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q and other documents Aimco files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment and expectations as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. Certain financial and operating measures found herein are used by management and are not defined under accounting principles generally accepted in the United States, or GAAP. These measures are reconciled to the most comparable GAAP measures at the end of this presentation. Definitions can be found in Aimco’s Earnings Release and Supplemental Schedules for the quarter ended September 30, 2024.